EXHIBIT 99.1

Republic Posts Net Income of $8.4 Million for the Second Quarter of 2010, a 22% Increase Over the Second Quarter of 2009.  Net Income for the First Six Months of 2010 increased $20.4 Million Over the First Six Months of 2009 to $53.0 Million.

July 15, 2010

Contact: Kevin Sipes

Executive Vice President and Chief Financial Officer

(502) 560-8628

Louisville, KY — Republic Bancorp, Inc. is pleased to report net income of $8.4 million for the second quarter of 2010, a $1.5 million increase over the second quarter of 2009. Diluted Earnings per Class A Common Share increased to $0.40 for the quarter. For the first six months of 2010, the Company achieved net income of $53.0 million, a $20.4 million, or 63%, increase over the first six months of 2009. Diluted Earnings per Class A Common Share increased 62% for the first six months of 2010 to $2.54. Return on average assets (“ROA”) and return on average equity (“ROE”) were 2.80% and 30.15% for the six months ended June 30, 2010.

Steve Trager, Republic’s President & CEO noted, “We are extremely proud of our continued strong performance in what remains a difficult economic environment. During the quarter, we were again recognized by a national publication for our continued strong performance. In May, the Company was rated a top 10 performing bank in the 18th annual ranking of the nation’s top financial institutions with assets of $3 billion or more in the American Bankers Association’s Banking Journal. With the best start in our Company’s history through the first six months of this year, we have a tremendous jump on our goal of achieving a top 10 status for 2010 as well.”

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s results of operations for the second quarter and first six months of 2010 compared to the same periods in 2009:

	QTR	QTR	%	YTD	YTD	%
(dollars in thousands, except per share data)	06/30/10	06/30/09	Increase	06/30/10	06/30/09	Increase

Net Income	$8,397	$6,867	22%	$53,025	$32,626	63%
Diluted Earnings per Class A Share	$0.40	$0.33	21%	$2.54	$1.57	62%
Return on Average Assets (“ROA”)	1.07%	0.85%	26%	2.80%	1.77%	58%
Return on Average Equity (“ROE”)	9.22%	8.81%	5%	30.15%	21.56%	40%

Results of Operations for the Second Quarter of 2010 Compared to the Second Quarter of 2009

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $4.2 million for the second quarter of 2010, a $1.6 million decrease from the second quarter of 2009, as the Company continued to position its balance sheet for the future by conservatively investing its growing core deposits into cash-like instruments while building the allowance for loan losses to reflect the current economic environment. “Second quarter core bank performance evidences our successful efforts in growing our core deposit relationships. During the quarter, we grew our core transaction account balances by $71 million. While the short-term cost of generating these excess deposits greatly impacts our current income, it is expected that these deposit relationships will provide a favorable long-term funding source, as we continue to benefit from the market’s comfort with Republic as a safe and secure place for hard earned deposit dollars,” further commented Trager.

While Republic’s Core Banking net interest margin was a healthy 3.65% for the second quarter of 2010, net interest income declined by $791,000, or 3%, during the quarter. “Our continued strong earnings and overall capital strength have allowed us to remain conservative in our lending and investing strategies, generally reinvesting much of our excess cash into lower-yielding, immediately repricing investment instruments. While this strategy continues to negatively impact our current net interest income, it has significantly improved our risk position in the event of a rising interest rate environment. In addition to the Company’s conservative investment strategies, decreased demand for adjustable rate residential loans that the Company retains in its portfolio, combined with continued deleveraging by consumers and small business owners have also contributed to a decrease in loan balances within the Traditional Banking segment,” noted Trager.

Core Banking non-interest income decreased by $1.4 million during the second quarter of 2010 to $7.2 million, with the largest decrease of $2.1 million occurring within the Company’s mortgage banking income category. Despite interest rates at or near record low levels during the second quarter of 2010, overall consumer demand for fixed rate secondary market loan products remained modest due to the many qualified homeowners who have already refinanced their existing mortgage loans. In addition, on-going weakness in the home purchase market continued to negatively impact secondary market loan volume. The Company was able to partially offset the decline in mortgage banking revenue resulting from lower volume by increasing mortgage loan closing costs as Republic remains a preferred lender in its markets.

In other Core Banking non-interest income line items, service charges on deposits declined $1.0 million. The primary driver in this decrease was the discontinuation of the Company’s Currency Connection product, which accounted for approximately $715,000 of the decline in service charges on deposits. Partially offsetting the decline in mortgage banking income and service charges on deposits during the second quarter was a $1.8 million decrease in Other-Than-Temporary-Impairment (“OTTI”) charges associated with the Company’s small private label security portfolio.

Core Banking non-interest expenses declined $953,000, or 4%, for the second quarter of 2010 to $23.2 million. The decrease in non-interest expense was primarily driven by lower FDIC insurance costs, as the Company paid a $1.4 million special assessment during the second quarter of 2009. Excluding the FDIC special assessment, non interest expense increased $447,000, or 2%, for the second quarter.

Core Banking provision for loan losses for the second quarter of 2010 was $5.0 million, a $1.5 million increase over the second quarter of 2009. All of the increase in the provision for the quarter was within the Company’s Florida bank, as this market continues to experience declining property values. Non-performing loans favorably declined nearly $6 million since year end and $2.3 million from March 31, 2010 to $38 million at June 30, 2010. The Traditional Bank’s delinquency ratio improved 26 basis points from year end and 6 basis points from March 31, 2010 to 1.72% at June 30, 2010.  Charge-offs within the Traditional

Banking segment continued to trend higher during the first six months of 2010. As a result of the on-going volatility in the economic environment, the Company increased its Traditional Bank’s allowance for loan losses during the quarter to 1.21% of total loans, compared to 1.01% at December 31, 2009 and 1.07% at March 31, 2010.

Tax Refund Solutions (“TRS”)

TRS net income was $4.2 million for the second quarter of 2010, an increase of $3.1 million over the same quarter in 2009. The increase in TRS net income versus the second quarter of 2009 was primarily driven by higher volume of Electronic Refund Check (“ERC”) products. TRS net income was also significantly impacted during the second quarter of 2010 by better-than-projected paydowns in outstanding Refund Anticipation Loans (“RALs”) subsequent to March 31, 2010. As a result, the Company recorded a net credit of $2.0 million to its provision for loan losses during the second quarter of 2010 compared to a net credit of $1.8 million in the second quarter of 2009.

CONCLUSION

“As we look ahead to the second half of 2010, our primary focus will remain on continuing to improve our credit quality ratios, while cautiously deploying our cash into assets with the long-term horizon in mind. With our strong capital position, we will continue to resist the temptation of realizing short-term rewards that come with long-term risks.  With stockholder’s equity of $366 million and a Tier I Capital ratio more than double the ratio needed to be considered ‘well capitalized’ in the industry, Republic Bancorp remains a safe and sound bank for its deposit clients and a solid long-term investment for its shareholders - giving further credence to our slogan, ‘we were here for you yesterday, we are here for you today, and we will be here for you tomorrow,®’” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana — Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.1 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic’s Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2009 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release

(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data

	June 30, 2010	Dec. 31, 2009	June 30, 2009
Assets:
Cash and cash equivalents	$268,489	$1,068,179	$165,042
Investment securities	567,688	467,235	519,376
Mortgage loans held for sale	3,309	5,445	33,287
Loans	2,203,995	2,268,232	2,287,178
Allowance for loan losses	(26,659)	(22,879)	(19,886)
Federal Home Loan Bank stock, at cost	26,274	26,248	26,248
Premises and equipment, net	37,560	39,380	40,369
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	49,628	56,760	42,558
Total assets	$3,140,452	$3,918,768	$3,104,340

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$355,761	$318,275	$338,806
Interest-bearing	1,470,092	2,284,206	1,415,982
Total deposits	1,825,853	2,602,481	1,754,788

Securities sold under agreements to repurchase and other short-term borrowings	302,054	299,580	299,028
Federal Home Loan Bank advances	565,483	637,607	659,732
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	39,784	21,840	40,008
Total liabilities	2,774,414	3,602,748	2,794,796

Stockholders’ equity	366,038	316,020	309,544
Total liabilities and Stockholders’ equity	$3,140,452	$3,918,768	$3,104,340

Average Balance Sheet Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Assets:
Investment securities	$516,746	$519,902	$495,885	$546,152
Federal funds sold and other interest-earning deposits	245,863	188,604	667,677	490,542
Loans and fees, including loans held for sale	2,247,410	2,316,494	2,495,786	2,463,377
Total earning assets	3,010,019	3,025,000	3,659,348	3,500,071
Total assets	3,147,246	3,216,869	3,789,124	3,693,273

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$382,006	$346,065	$499,843	$438,268
Interest-bearing deposits	1,444,036	1,475,972	1,929,561	1,913,429
Securities sold under agreements to repurchase and other short-term borrowings	309,539	328,951	317,207	327,984
Federal Home Loan Bank advances	554,201	662,652	583,129	605,414
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,349,016	2,508,815	2,871,137	2,888,067
Stockholders’ equity	364,288	311,831	351,704	302,692

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

Income Statement Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Total interest income (1)	$36,887	$39,506	$124,116	$136,863
Total interest expense	8,834	11,585	19,191	28,126

Net interest income	28,053	27,921	104,925	108,737

Provision for loan losses	2,980	1,686	19,770	27,351

Non interest income:
Service charges on deposit accounts	3,983	4,992	7,855	9,414
Electronic refund check fees	5,052	2,230	58,220	25,135
Net RAL securitization income	25	60	220	472
Mortgage banking income	1,403	3,517	2,415	7,691
Debit card interchange fee income	1,312	1,312	2,532	2,471
Net gain / loss on sales, calls and impairment of securities	(57)	(1,896)	(126)	(5,021)
Other	586	692	1,065	1,247
Total non interest income	12,304	10,907	72,181	41,409

Non interest expenses:
Salaries and employee benefits	12,966	12,647	30,344	27,163
Occupancy and equipment, net	5,053	5,428	11,471	11,337
Communication and transportation	719	1,021	3,188	2,944
Marketing and development	802	663	9,394	11,640
FDIC insurance expense	782	2,004	1,899	3,054
Bank franchise tax expense	645	637	1,790	1,272
Data processing	598	779	1,318	1,549
Debit card processing expense	286	694	935	1,368
Supplies	346	398	1,378	1,276
Other real estate owned expense	502	272	803	1,983
FHLB advance prepayment expense	—	—	1,531	—
Other	1,946	2,011	11,733	6,610
Total non interest expenses	24,645	26,554	75,784	70,196

Income before income tax expense	12,732	10,588	81,552	52,599
Income tax expense	4,335	3,721	28,527	19,973

Net income	$8,397	$6,867	$53,025	$32,626

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

	As of and for the Three Months Ended June 30,		As of and for the Six Months Ended June 30,
	2010	2009	2010	2009
Per Share Data:
Basic average shares outstanding	20,840	20,749	20,827	20,706
Diluted average shares outstanding	20,958	20,910	20,920	20,876

End of period shares outstanding:
Class A Common Stock	18,546	18,439	18,548	18,439
Class B Common Stock	2,308	2,310	2,308	2,310

Book value per share	$17.54	$14.92	$17.54	$14.92

Earnings per share:
Basic earnings per Class A Common Stock	0.40	0.33	2.55	1.58
Basic earnings per Class B Common Stock	0.39	0.32	2.52	1.56
Diluted earnings per Class A Common Stock	0.40	0.33	2.54	1.57
Diluted earnings per Class B Common Stock	0.39	0.32	2.51	1.54

Cash dividends declared per share:
Class A Common Stock	0.143	0.132	0.275	0.253
Class B Common Stock	0.130	0.120	0.250	0.230

Performance Ratios:
Return on average assets	1.07%	0.85%	2.80%	1.77%
Return on average equity	9.22	8.81	30.15	21.56
Efficiency ratio (2)	61	65	43	45

Yield on average earning assets	4.90	5.22	6.78	7.82
Cost of interest-bearing liabilities	1.50	1.85	1.34	1.95
Net interest spread	3.40	3.37	5.44	5.87
Net interest margin	3.73	3.69	5.73	6.21

Asset Quality Ratios:
Loans on non-accrual status	37,669	31,094	37,669	31,094
Loans past due 90 days or more and still on accrual	—	318	—	318
Total non-performing loans	37,669	31,412	37,669	31,412
Other real estate owned	6,359	2,723	6,359	2,723
Total non-performing assets	44,028	34,135	44,028	34,135
Non-performing loans to total loans	1.71%	1.37%	1.71%	1.37%
Non-performing loans to total loans - Banking Segment	1.71	1.37	1.71	1.37
Non-performing assets to total loans (including OREO)	1.99	1.49	1.99	1.49
Allowance for loan losses to total loans	1.21	0.87	1.21	0.87
Allowance for loan losses to total loans - Banking Segment	1.21	0.87	1.21	0.87
Allowance for loan losses to non-performing loans	71	64	71	64
Net loan charge-offs to average loans	0.35	(0.06)	1.28	1.81
Net loan charge-offs to average loans - Banking Segment	0.40	0.23	0.35	0.18
Delinquent loans to total loans (3)	1.72	1.71	1.72	1.71
Delinquent loans to total loans - Banking Segment (3)	1.72	1.71	1.72	1.71

Other Information:
End of period full-time equivalent employees	740	745	740	745

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

Balance Sheet Data

	Quarterly Comparison
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Assets:
Cash and cash equivalents	$268,489	$322,291	$1,068,179	$138,906	$165,042
Investment securities	567,688	460,231	467,235	498,329	519,376
Mortgage loans held for sale	3,309	5,801	5,445	8,597	33,287
Loans	2,203,995	2,273,188	2,268,232	2,292,913	2,287,178
Allowance for loan losses	(26,659)	(25,640)	(22,879)	(19,793)	(19,886)
Federal Home Loan Bank stock, at cost	26,274	26,274	26,248	26,248	26,248
Premises and Equipment, net	37,560	38,300	39,380	39,629	40,369
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	49,628	70,382	56,760	42,424	42,558
Total assets	$3,140,452	$3,180,995	$3,918,768	$3,037,421	$3,104,340

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$355,761	$473,221	$318,275	$325,641	$338,806
Interest-bearing	1,470,092	1,425,909	2,284,206	1,352,792	1,415,982
Total deposits	1,825,853	1,899,130	2,602,481	1,678,433	1,754,788

Securities sold under agreements to repurchase and other short-term borrowings	302,054	275,111	299,580	280,841	299,028
Federal Home Loan Bank advances	565,483	545,564	637,607	699,689	659,732
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	39,784	62,736	21,840	22,295	40,008
Total liabilities	2,774,414	2,823,781	3,602,748	2,722,498	2,794,796

Stockholders’ equity	366,038	357,214	316,020	314,923	309,544
Total liabilities and Stockholders’ equity	$3,140,452	$3,180,995	$3,918,768	$3,037,421	$3,104,340

Average Balance Sheet Data

	Quarterly Comparison
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Assets:
Investment securities	$516,746	$474,792	$522,783	$533,202	$519,902
Federal funds sold and other interest-earning deposits	245,863	1,093,433	301,090	87,202	188,604
Loans and fees, including loans held for sale	2,247,410	2,658,713	2,287,368	2,308,156	2,316,494
Total earning assets	3,010,019	4,226,938	3,111,241	2,928,560	3,025,000
Total assets	3,147,246	4,423,918	3,232,793	3,056,269	3,216,869

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$382,006	$635,587	$324,797	$327,173	$346,065
Interest-bearing deposits	1,444,036	2,406,326	1,544,941	1,376,461	1,475,972
Securities sold under agreements to repurchase and other short-term borrowings	309,539	324,149	327,056	311,867	328,951
Federal Home Loan Bank advances	554,201	612,379	653,747	655,791	662,652
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,349,016	3,384,094	2,566,984	2,385,359	2,508,815
Stockholders’ equity	364,288	338,980	316,855	318,704	311,831

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

Income Statement Data

	Three Months Ended
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009

Total interest income (4)	$36,887	$87,229	$37,477	$38,265	$39,506
Total interest expense	8,834	10,357	10,087	10,529	11,585
Net interest income	28,053	76,872	27,390	27,736	27,921

Provision for loan losses	2,980	16,790	5,197	1,427	1,686

Non interest income:
Service charges on deposit accounts	3,983	3,872	4,752	4,990	4,992
Electronic refund check fees	5,052	53,168	17	137	2,230
Net RAL securitization income	25	195	16	26	60
Mortgage banking income	1,403	1,012	1,663	1,667	3,517
Debit card interchange fee income	1,312	1,220	1,322	1,321	1,312
Net gain / loss on sales, calls and impairment of securities	(57)	(69)	49	(850)	(1,896)
Other	586	479	505	597	692
Total non interest income	12,304	59,877	8,324	7,888	10,907

Non interest expenses:
Salaries and employee benefits	12,966	17,378	11,358	12,652	12,647
Occupancy and equipment, net	5,053	6,418	5,559	5,474	5,428
Communication and transportation	719	2,469	1,354	1,056	1,021
Marketing and development	802	8,592	784	722	663
FDIC insurance expense	782	1,117	940	999	2,004
Bank franchise tax expense	645	1,145	686	685	637
Data processing	598	720	702	766	779
Debit card processing expense	286	649	1,026	702	694
Supplies	346	1,032	659	463	398
Other real estate owned expense	502	301	188	82	272
FHLB advance prepayment expense	—	1,531	—	—	—
Other	1,946	9,787	2,294	2,138	2,011
Total non interest expenses	24,645	51,139	25,550	25,739	26,554

Income before income tax expense	12,732	68,820	4,967	8,458	10,588
Income tax expense	4,335	24,192	1,123	2,797	3,721

Net income	$8,397	$44,628	$3,844	$5,661	$6,867

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

	As of and for the Three Months Ended
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Per Share Data:
Basic average shares outstanding	20,840	20,814	20,802	20,779	20,749
Diluted average shares outstanding	20,958	20,872	20,890	20,922	20,910

End of period shares outstanding:
Class A Common Stock	18,546	18,502	18,499	18,485	18,439
Class B Common Stock	2,308	2,309	2,309	2,309	2,310

Book value per share	$17.54	$17.16	$15.19	$15.14	$14.92

Earnings per share:
Basic earnings per Class A Common Stock	0.40	2.15	0.19	0.27	0.33
Basic earnings per Class B Common Stock	0.39	2.13	0.17	0.26	0.32
Diluted earnings per Class A Common Stock	0.40	2.14	0.19	0.27	0.33
Diluted earnings per Class B Common Stock	0.39	2.13	0.17	0.26	0.32

Cash dividends declared per share:
Class A Common Stock	0.143	0.132	0.132	0.132	0.132
Class B Common Stock	0.130	0.120	0.120	0.120	0.120

Performance Ratios:
Return on average assets	1.07%	4.04%	0.48%	0.74%	0.85%
Return on average equity	9.22	52.66	4.85	7.11	8.81
Efficiency ratio (2)	61	37	71	71	65
Yield on average earning assets	4.90	8.25	4.82	5.23	5.22
Cost of interest-bearing liabilities	1.50	1.22	1.57	1.77	1.85
Net interest spread	3.40	7.03	3.25	3.46	3.37
Net interest margin	3.73	7.27	3.52	3.79	3.69

Asset Quality Data:
Loans on non-accrual status	37,669	39,955	43,136	40,355	31,094
Loans past due 90 days or more and still on accrual	—	4	8	2	318
Total non-performing loans	37,669	39,959	43,144	40,357	31,412
Other real estate owned	6,359	6,203	4,772	3,239	2,723
Total non-performing assets	44,028	46,162	47,916	43,596	34,135
Non-performing loans to total loans	1.71%	1.76%	1.90%	1.76%	1.37%
Non-performing loans to total loans - Banking Segment	1.71	1.78	1.90	1.76	1.37
Non-performing assets to total loans (including OREO)	1.99	2.03	2.11	1.90	1.49
Allowance for loan losses to total loans	1.21	1.13	1.01	0.86	0.87
Allowance for loan losses to total loans - Banking Segment	1.21	1.07	1.01	0.86	0.87
Allowance for loan losses to non-performing loans	71	64	53	49	64
Net loan charge-offs to average loans	0.35	2.11	0.37	0.26	(0.06)
Net loan charge-offs to average loans - Banking Segment	0.40	0.31	0.59	0.42	0.23
Delinquent loans to total loans (3)	1.72	1.76	1.98	2.23	1.71
Delinquent loans to total loans - Banking Segment (3)	1.72	1.78	1.98	2.23	1.71

Other Information:
End of period full-time equivalent employees	740	749	735	745	742
Number of banking centers	44	44	44	44	44

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic. Segment information for the three and six months ended June 30, 2010 and 2009 follows:

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

	Three Months Ended June 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$26,762	$1,182	$109	$28,053
Provision for loan losses	4,999	(2,019)	—	2,980

Electronic Refund Check fees	—	5,052	—	5,052
Net RAL securitization income	—	25	—	25
Mortgage banking income	—	—	1,403	1,403
Net gain on sales, calls and impairment of securities	(57)	—	—	(57)
Other non interest income	5,856	2	23	5,881
Total non interest income	5,799	5,079	1,426	12,304

Total non interest expenses	22,481	1,492	672	24,645

Gross operating profit	5,081	6,788	863	12,732
Income tax expense	1,540	2,544	251	4,335
Net income	$3,541	$4,244	$612	$8,397

Segment assets	$3,103,946	$24,771	$11,735	$3,140,452

Net interest margin	3.65%	NM	NM	3.73%

	Three Months Ended June 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,371	$259	$291	$27,921
Provision for loan losses	3,459	(1,773)	—	1,686

Electronic Refund Check fees	—	2,230	—	2,230
Net RAL securitization income	—	60	—	60
Mortgage banking income	—	—	3,517	3,517
Net loss on sales, calls and impairment of securities	(1,896)	—	—	(1,896)
Other non interest income	7,089	17	(110)	6,996
Total non interest income	5,193	2,307	3,407	10,907

Total non interest expenses	23,773	2,448	333	26,554

Gross operating profit	5,332	1,891	3,365	10,588
Income tax expense	1,876	743	1,102	3,721
Net income	$3,456	$1,148	$2,263	$6,867

Segment assets	$3,056,086	$6,693	$41,561	$3,104,340

Net interest margin	3.72%	NM	NM	3.69%

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

	Six Months Ended June 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$54,023	$50,716	$186	$104,925
Provision for loan losses	7,776	11,994	—	19,770

Electronic Refund Check fees	—	58,220	—	58,220
Net RAL securitization income	—	220	—	220
Mortgage banking income	—	—	2,415	2,415
Net gain on sales, calls and impairment of securities	(126)	—	—	(126)
Other non interest income	11,419	10	23	11,452
Total non interest income	11,293	58,450	2,438	72,181

Total non interest expenses	48,290	25,994	1,500	75,784

Gross operating profit	9,250	71,178	1,124	81,552
Income tax expense	2,966	25,221	340	28,527
Net income	$6,284	$45,957	$784	$53,025

Segment assets	$3,103,946	$24,771	$11,735	$3,140,452

Net interest margin	3.70%	NM	NM	5.73%

	Six Months Ended June 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$55,329	$52,833	$575	$108,737
Provision for loan losses	7,116	20,235	—	27,351

Electronic Refund Check fees	—	25,135	—	25,135
Net RAL securitization income	—	472	—	472
Mortgage banking income	—	—	7,691	7,691
Net loss on sales, calls and impairment of securities	(5,021)	—	—	(5,021)
Other non interest income	13,048	32	52	13,132
Total non interest income	8,027	25,639	7,743	41,409

Total non interest expenses	48,080	21,349	767	70,196

Gross operating profit	8,160	36,888	7,551	52,599
Income tax expense	2,573	14,855	2,545	19,973
Net income	$5,587	$22,033	$5,006	$32,626

Segment assets	$3,056,086	$6,693	$41,561	$3,104,340

Net interest margin	3.79%	NM	NM	6.21%

Republic Bancorp, Inc. Financial Information

Second Quarter 2010 Earnings Release (continued)

(1) — The amount of loan fee income included in total interest income was $2.1 million and $1.2 million for the quarters ended June 30, 2010 and 2009. The amount of loan fee income included in total interest income was $53.3 million and $59.1 million for the six months ended June 30, 2010 and 2009.

(2) — Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net loss on sales, calls and impairment of investment securities.

(3) — Equals total loans over 30 days past due divided by total loans.

(4) — The amount of loan fee income included in total interest income per quarter was as follows: $2.1 million (quarter ended June 30, 2010), $51.2 million (quarter ended March 31, 2010), $900,000 (quarter ended December 31, 2009), $763,000 (quarter ended September 30, 2009) and $1.2 million (quarter ended June 30, 2009).

NM — Not meaningful